EXHIBIT 4.1(b)

                           ORBIT INTERNATIONAL CORP.
                2009 INDEPENDENT DIRECTORS INCENTIVE STOCK PLAN
       (Approved and adopted by the Board of Directors on March 5, 2009)
                              STATEMENT OF PURPOSE
     The Orbit International Corp. 2009 Independent Directors Incentive Stock Plan is intended to afford an incentive to non-employee directors retained by Orbit International Corp. (the "Company") and its subsidiaries and affiliates to acquire a proprietary interest in the Company and to enable the Company and its subsidiaries and affiliates to attract and retain such persons.

                                  DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

a.     "Award" means a Stock Option, Stock Appreciation Right or Restricted
Stock.

b.     "Board" means the Board of Directors of the Company.

c.     "Change of Control" has the meaning set forth in Section 4.2.1.

d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

e.     "Committee" means the Committee referred to in Section 3.1.

f. "Common Stock" means common stock, par value $.10 per share, of the Company.

g.     "Company" means Orbit International Corp., a Delaware corporation.

h. "Eligible Persons" means the Eligible Persons referred to in Section 2 of the Plan.

i. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

j. "Fair Market Value" means, as of any given date, (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the Over-The-Counter Bulletin Board (the "OTCBB") maintained by FINRA; (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and closing bid and asked prices are not furnished by the OTCBB, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the Pink Sheets, LLC ("Pink Sheets") or similar organization; and (iv) if the stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not furnished by the OTCBB, Pink Sheets or a similar organization, the value established in good faith by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Common Stock in the hands of the Eligible Person.

     Notwithstanding the foregoing, for purposes of granted Non-Qualified Stock Options or Stock Appreciation Rights, Fair Market Value of Common Stock shall be determined in accordance with the requirements of Code Section 409A, consistent with the provisions of Treasury Department Regulations 1.409A-1(b)(5)(iv)(A).

k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

l. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock.

m. "Plan" means the Orbit International Corp. 2009 Independent Directors Incentive Stock Plan, as set forth herein and as hereinafter amended from time to time.

n. "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

o.     "Restricted  Stock"  means  an  Award  granted  under  Section  6.

p.     "Stock  Appreciation  Right"  means  an  Award  granted  under Section 5.

q.     "Stock  Option"  means  an  Award  granted  under  Section  4.

r. "Subsidiary" shall have the meaning given to the term "Subsidiary corporation" in Section 424(f) of the Code.

s. "Termination of Service" means the termination of the participant's service as a director of the Company or any of its Subsidiaries. A participant who is a director of a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be such a Subsidiary, and the participant does not immediately thereafter become a director of the Company or another Subsidiary. Temporary absences from service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service. If so determined by the Committee, a participant shall be deemed not to have incurred a Termination of Service if the participant enters into a contract with the Company or a Subsidiary providing for the rendering by the participant of consulting services to the Company or such Subsidiary on terms approved by the Committee; however, Termination of Service of the participant shall occur when such contract ceases to be in effect.


     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.





                             STATEMENT OF THE PLAN

1.     SHARES SUBJECT TO THE PLAN.

     Subject to the provisions of Section 7, the maximum number of shares which may be issued under the Plan shall be one hundred thousand (100,000) shares of Common Stock, par value $.10 per share, of the Company (the "Shares"). The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Awards granted under the Plan. The Shares subject to the Plan shall be either authorized and unissued shares or treasury shares of Common Stock. If any Award is forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Stock Appreciation Right is exercised for cash, the unpurchased Shares subject to such Awards shall again be available for distribution under the Plan. No more than 40% of the shares of Common Stock available for grant under the Plan as of the first day of any calendar year in which the Plan is in effect shall be utilized in that fiscal year for the grant of Awards in the form of Restricted Stock.

2.     ELIGIBILITY.

     Awards may be granted only to directors of the Company who are not employees of the Company or its Subsidiaries, to the extent not prohibited by law ("Eligible Persons"). As used in this Plan, the term "Subsidiaries" shall include Subsidiaries of a Subsidiary.

3.     ADMINISTRATION OF THE PLAN.

     3.1. The Plan shall be administered by either the full Board of Directors or by a committee (either the full Board or the committee is referred to hereinafter as the "Committee") composed of at least two employee directors, each of whom shall be a disinterested person under the Plan, which Committee shall be appointed by and serve at the pleasure of the Board. Within the limits of the express provisions of the Plan, the Committee shall have the authority to determine, in its absolute discretion, (i) the individuals to whom, and the time or times at which Awards shall be granted, (ii) whether and to what extent
Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder, (iii) the number of Shares to be covered by each Award granted hereunder, (iv) subject to Sections 4.7 and 6.3(G), the terms and conditions of any Award granted hereunder including, but not limited to, the option price, any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary), and any vesting, acceleration, forfeiture or waiver regarding any Award and the shares of Common Stock relating thereto, (v) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to, Performance Goals; provided, however,
                                                              --------  -------
that the Committee may not adjust upwards the amount payable with respect to Qualified Performance-Based Awards or waive or alter the Performance Goals associated therewith or cause such Restricted Stock to vest earlier than permitted by Section 6.3(H), and (vi) under what circumstances an Award may be settled in cash or Common Stock under Sections 6.3(B) and 10.2, provided,
                                                                       --------
however,  that  the  Committee  shall not have such power to the extent that the
-------
mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any participant under Code Section 409A. In making such determinations, the Committee may take into account such factors as the Committee, in its absolute discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option instruments or agreements (which need not be identical) and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 3.1 shall be conclusive. Any determination by a majority of the members of the Committee shall be deemed to have been made by the whole Committee.

     3.2. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the By-laws of the Company, any agreement or vote of stockholders or disinterested directors or otherwise.

4.     STOCK  OPTIONS.

     Stock Options may be granted alone or in addition to other Awards. Stock Options granted hereunder can only be Non-Qualified Stock Options. Any Stock Option granted hereunder shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     4.1. Stock Option Exercise Price. Subject to adjustments in accordance with Sections 7 and 8, the exercise price of each Stock Option granted under the Plan shall be set forth in the applicable Option Agreement, but in no event shall such price be less than the Fair Market Value of the Shares subject to the Stock Option on the date the Stock Option is granted. The Fair Market Value of the Shares shall be determined in good faith by the Committee, with the approval of the Board, in accordance with the Plan and in accordance with the requirements of Code Sections 409A and the Treasury Regulations thereunder.

     4.2     Exercise  of  Stock  Options.

     4.2.1. Subject to the provisions in this Section 4.3 and in Section 9, Stock Options may be exercised in whole or in part. The Committee, in its absolute discretion, shall determine the time or times at which any Stock Option granted under the Plan may be exercised; provided, however, that each Stock
Option:

          (A) shall be exercisable by a participant only if such participant was an Eligible Person at all times beginning from the date of the grant of the Option to a date not more than three months (except as otherwise provided in Section 8) before exercise of such Stock Option;

          (B) may not be exercised prior to the expiration of at least one year from the date of grant except in the case of the death or disability of the participant or otherwise with the approval of the Committee or the Board of Directors or, if the option agreement evidencing such Stock Option so provides, upon a "Change of Control" as defined below;

          (C) shall expire no later than the expiration of ten years from the date of its grant; and



          (D) shall not be exercisable by a participant until such participant executes and delivers a written representation to the effect that such participant is acquiring the Common Stock for investment and not with the intent of distributing the same (unless such Common Stock shall be appropriately registered under the Securities Act of 1933, as amended, or exempt from registration thereunder).

     A  "Change  of  Control"  as used in this Section 4.3 shall mean any of the
         -------------------
following:

          (i) any consolidation, merger or sale of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property; or

          (ii) the stockholders of the Company approve an agreement for the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

          (iii) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

          (iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act of an aggregate of 30% or more of the voting power of the Company's outstanding voting securities by any single person or group (as such term is used in Rule 13d-3 under the Exchange Act) during the 12-month period ending on the date of the latest acquisition, unless such acquisition was approved by the Board of Directors prior to the consummation thereof); or

          (v) the appointment of a trustee in a Chapter 11 bankruptcy proceeding involving the Company or the conversion of such a proceeding into a case under Chapter 7.

     4.2.2. Stock Options granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal offices (to the attention of the Secretary) of written notice of the number of Shares with respect to which the Stock Option is being exercised, accompanied by payment in full of the Stock Option exercise price of such Shares. The exercise price shall be payable in cash by a certified or bank check or such other instrument as the Company may accept; provided, however, that in lieu of payment in cash, a
                       --------   -------
participant may, with the approval of the Company's Board and on the recommendation of the Committee, pay for all or part of the Shares to be purchased  upon  exercise  of  such  participant's  Stock  Option  by:

          (A) tendering to the Company shares of the Company's Common Stock owned by such participant and having a Fair Market Value (as determined pursuant to Section 4.1) equal to the exercise price (or the balance thereof) applicable to such participant's Stock Option; or

          (B) complying with any exercise and sell (or cashless exercise) program which the Company has established with a broker-dealer.



     4.2.3. The holder of an option shall have none of the rights of a stockholder with respect to the Shares covered by such holder's option until such Shares shall be issued to such holder upon the exercise of such holder's option.

     4.3. Termination of Service. In the event that the service of an individual to whom a Stock Option has been granted under the Plan shall terminate (otherwise than by reason of such individual's death or total disability, or for cause), such option may be exercised (if and to the extent that such individual was entitled to do so at the date of termination of such individual's service) at any time within twelve months after such termination, but in no event after the expiration of the term of the option. No option granted under the Plan may be exercised by a participant following termination of such participant's service for cause. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information. If the service of an individual to whom a Stock Option has been granted under the Plan shall be suspended pending an investigation of whether or not the individual shall be terminated for cause, all of the individuals rights under any option granted hereunder likewise shall be suspended during the period of investigation.

     4.4. Death or Total Disability of a Stock Option Holder. In the event of the death or total disability of an individual to whom a Stock Option has been granted under the Plan (i) while serving as an Eligible Person; or (ii) within three months after the termination of such service, other than for cause, such option may be exercised (if and to the extent that the deceased individual was entitled to do so at the date of such individual's death or total disability) by a legatee or legatees of such participant under such individual's last will and testament or by such individual's personal representatives or distributees, at any time within twelve months after such individual's death or total disability, but in no event after the expiration of the term of the option.

     As used in this Plan, the term "total disability" refers to a mental or physical impairment of the individual which has lasted or is expected to last for a continuous period of twelve months or more and which causes the individual to be unable, in the opinion of the Company and two (if more than one is required by the Company in its sole discretion) independent physicians, to perform such individual's duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two (if more than one is required by the Company in its sole discretion) independent physicians have furnished their opinion of total disability to the Committee.

     4.5. Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Eligible Person only by such Eligible Person or such Eligible Person's guardian or legal representative. Notwithstanding the foregoing, the Committee shall have discretionary authority to grant Stock Options which will be transferable to members of a participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred option would be subject to all of the same terms and conditions as if such option had not been transferred. Upon any attempt to transfer a Stock Option granted under this Plan otherwise than as permitted hereunder, or upon the levy of attachment or similar process upon such option, such option shall automatically become null and void and of no further force and effect.

     4.6. Evidence of Stock Option Grant. Each option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Stock Options granted thereunder. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

5.     STOCK  APPRECIATION  RIGHTS

     5.1. Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     A Stock Appreciation Right may be exercised by a participant in accordance with Section 5.2 by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the participant shall be entitled to receive an amount determined in the manner prescribed in Section 5.2. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     5.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (A) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 4 and this Section 5.

          (B) Upon the exercise of a Stock Appreciation Right, a participant shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (C) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 4.5.

          (D) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
Section 1 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (E) Except in connection with a change in capitalization, the price at which Stock Appreciation Rights may be exercised, shall not be reduced to less than the Fair Market Value on the date such Stock Appreciation Rights were granted.

6.     RESTRICTED  STOCK

     6.1. Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Person, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6.3.



     6.2. Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Eligible Person and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Orbit International Corp.
2009 Independent Directors Incentive Stock Plan and a Restricted Stock
Agreement.
Copies of such Plan and Agreement are on file at the offices of Orbit International Corp.,
80 Cabot Court, Hauppauge, NY  11788."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     6.3. Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (A) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a
               --------  -------
Qualified Performance-Based Award, the applicable Performance Goals have been satisfied and further, provided, however, that the Committee shall not have such
              -------  --------  -------
power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any participant under Code Section 409A.

(B) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 6.3(F), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, however, that the foregoing shall not prevent a participant
        --------   -------
from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.





(C) Except as provided in this Section 6.3(C) and Sections 6.3(A) and 6.3(B) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement, (i) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends; and (ii) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

(D) Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Sections 6.3(A), 6.3(B), 6.3(E) or 8.1(D), upon a participant's Termination of Service for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

(E) Except to the extent otherwise provided in Section 8.1(D), in the event that a participant retires or such participant's employment is involuntarily terminated, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such participant's shares of Restricted Stock.

(F) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

(G) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

(H) Notwithstanding the foregoing, but subject to the provisions of Section 8 hereof, no Award in the form of Restricted Stock, the vesting of which is conditioned only upon the continued service of the participant, shall vest earlier than the first anniversary of the date of grant, and no award in the form of Restricted Stock, the vesting of which is conditioned upon the attainment of a specified Performance Goal or Goals, shall vest earlier than the first anniversary of the date of grant thereof.

7.     ADJUSTMENTS  UPON  CHANGE  IN  CAPITALIZATION.

In the event of changes in the outstanding shares of Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Plan, the number and class of Shares or the amount of cash or other assets or securities available upon the exercise of any Award granted hereunder and the number of Shares to be issued pursuant to an Award shall be correspondingly adjusted, to the end that the participant's proportionate interest in the Company, any successor thereto or in the cash, assets or other securities into which Shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Common Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise or payment of Awards granted pursuant hereto.

8.     MATERIAL  TRANSACTION,  LIQUIDATION  OR  DISSOLUTION  OF  THE  COMPANY.

     8.1. In the event of a reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity (each a "Material Transaction"), unless otherwise provided in the Option Agreement, the Committee shall:

     (A) provide for the assumption of outstanding Awards, or the substitution of outstanding Awards for new Awards, for equity securities of the surviving, successor or purchasing corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number, kind, vesting and prices of Shares subject to such Awards, as determined in good faith by the Board in its sole discretion, or

(B) provide that the vesting of each outstanding Stock Option and Stock Appreciation Right shall automatically be accelerated so that 100% of the unvested Shares covered by such Award shall be fully vested upon the consummation of the Material Transaction, and

     (i) provide notice to Participants that all outstanding Stock Options must be exercised on or before a specified date (which date shall be at least ten days from the date of notice), after which the Stock Options and Stock Appreciation Rights shall terminate; or

     (ii) terminate each outstanding Stock Option and Stock Appreciation Right in its entirety and exchange such Award for a payment of cash, securities and/or property equal to the Fair Market Value of the Common Stock into which such Award convertible, less the exercise price for such Award.

(C) provide that the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable, and

(D) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

     Notwithstanding the foregoing, for purposes of Sections 8.1(A), 8.1(B), 8.1(C) and 8.1(D), the Committee shall not have any of the foregoing powers to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any participant under Code Section 409A.

8.2. In the event of the dissolution or liquidation the Company, whether voluntary or otherwise, that is not a Material Transaction, all outstanding unexercised Stock Options and Stock Appreciation Rights must be exercised, if at all, within the ninety day period commencing on the date specified in Section
8.3 below. All such Awards which become exercisable during the ninety day period commencing on the date specified in Section 8.3 below, shall terminate at the end of such ninety day period to the extent not exercised prior thereto.




8.3. The date specified in this Section 8.3 is the date of the earliest to occur of the following events:

     (i) the entry, in a court having jurisdiction, of an order that the Company be liquidated or dissolved;

(ii) adoption by the stockholders of the Company of a resolution resolving that the Company be liquidated or dissolved voluntarily; or

(iii) adoption by the stockholders of the Company of a resolution to the effect that the Company cannot, by reason of its liabilities, continue its business and that it is advisable to liquidate or dissolve the Company. Notwithstanding anything herein to the contrary, in no event may any option granted hereunder be exercised after the expiration of the term of such option.

9.     FURTHER  CONDITIONS.

Each Award granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its absolute discretion, that it is necessary or desirable as a condition of, or in connection with the grant and/or issuance of Award or the exercise thereof, to effect or obtain, as the case may be:
     (i) the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law;

(ii)     the  consent  or  approval  of  any  governmental  body;

(iii) any investment representation or agreement by the individual desiring to be issued or to exercise an Award granted under the Plan; or

(iv)     an  opinion  of  counsel  for  the  Company,

then, no Award may be issued or exercised, as the case may be, in whole or in part unless such listing, registration, qualification, consent, approval, investment or representation agreement or opinion shall have been effected or obtained, as the case may be, free of any condition not acceptable to the Board or the Committee.

10.     EXCHANGE  AND  BUYOUT  OF  AWARDS.

     10.1. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

10.2. The Committee may, at any time or from time to time, authorize the Company to buy from a participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the participant may agree.




11.     TERMINATION,  MODIFICATION  AND  AMENDMENT.

     11.1. The Plan (but not Awards previously granted under the Plan) shall terminate on, and no Awards shall be granted after, the tenth anniversary of its adoption by the Board; provided that the Board may at any time terminate the Plan prior thereto upon the adoption of a resolution of the Board.

11.2. The Board shall have complete power and authority to modify or amend the Plan in whole or in part and from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Common Stock of the Company present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the Company's jurisdiction of incorporation or by the written consent of stockholders owning stock representing a majority of the votes of the Company's outstanding stock entitled to vote:

     (i) increase the number of Shares available for the grant of Awards under Section 1 of the Plan (except as provided in Section 7);

(ii) extend the term of the Plan or the period during which Awards may be granted or exercised;

(iii) reduce the Stock Option price below 100% of the Fair Market Value of the Shares issuable upon exercise of Stock Options at the time of the granting thereof, other than to change the manner of determining the Fair Market Value thereof;

(iv) alter the maximum number of Shares available for the grant of Awards in the form of Stock Options and Restricted Stock;

(v) materially increase the benefits accruing to participants under the Plan;

(vi) modify the requirements as to eligibility for participation in the Plan;

(vii)     modify  the  nature of the Awards which may be granted under the Plan;
and

(viii) alter the provisions set forth in Section 6.3(H) with respect to minimum vesting schedules relating to Awards in the form of Restricted Stock.

No termination or amendment of the Plan shall, without the consent of the individual participant, adversely affect the rights of such participant under an Award theretofore granted to such participant.

     11.3.     The  Board  may  amend  the  Plan at any time to comply with Code
Section 409A, the regulations promulgated thereunder and other Treasury or IRS guidance regarding or affecting Code Section 409A, provided that such amendment will not result in taxation to any Eligible Person under Code Section 409A. The Committee, to minimize or avoid any sanction or damages to an Eligible Person, or to any other person from a violation of Code Section 409A under the Plan, may undertake correction of any violation or participate in any available correction program, as described in Notice 2008-113 or other Treasury or IRS guidance.



12.     TAXES.

     12.1. Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and employee Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock or cash deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

     12.2. Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code
Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

13.     EFFECTIVENESS  OF  THE  PLAN.

The Plan shall become effective immediately upon its approval and adoption by the Board, subject to approval by a majority of the votes of the outstanding shares of capital stock of the stockholders of the Company cast at any duly called annual or special meeting of the Company's stockholders held within one year from the date of Board adoption and approval.

14.     DESIGNATION  OF  BENEFICIARY  BY  PARTICIPANT.

A participant may designate one or more beneficiaries to receive any rights and payments to which such participant may be entitled in respect of any option granted under the Plan in the event of such participant's death. Such designation shall be on a written form acceptable to and filed with the Committee. The Committee shall have the right to review and approve beneficiary designations. A participant may change the participant's beneficiary(ies) from time to time in the same manner as the original designation, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee. If no designated beneficiary survives the participant and is living on the date on which any right or amount becomes payable to such participant's beneficiary(ies), such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Committee, the Board and the Committee and the members thereof will have no further liability to any person or entity with respect to such amount.



15.     CERTIFICATES.

All Shares delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements promulgated under such laws or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and each stock certificate evidencing such Shares and other certificates shall have the appropriately legend.

16.     SECURITIES  LAW  AND  OTHER  REGULATORY  COMPLIANCE.

     16.1. The issuance of Awards under the Plan will not be effective unless such issuance is made in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of issuance/grant and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver stock certificates for Shares under this Plan prior to:

     (i) obtaining any approvals from governmental agencies that the Committee determines are necessary or advisable; and/or

(ii) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Committee determines to be necessary or advisable.

     16.2. The Company will be under no obligation to register the Shares under the Securities Act of 1933, as amended, or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.     NO  OBLIGATION  TO  EMPLOY.

The Plan shall not constitute a contract of employment and nothing in this Plan shall confer or be deemed to confer on any participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or affiliate of the Company or limit in any way the right of the Company or any Subsidiary or affiliate of the Company to terminate the participant's employment or other relationship at any time, with or without cause.

18.     NON-EXCLUSIVITY  OF  THE  PLAN.

Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as the Board may deem desirable, including, without limitation, the granting of Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.



19.     MISCELLANEOUS  PROVISIONS.

     19.1. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Eligible Persons under the Plan, whether or not such Eligible Persons are similarly situated.

19.2. No Shares, other Company securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any option granted under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

19.3. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

19.4. The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding the grant of Stock Options hereunder or any Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

19.5. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and Awards granted under the Plan and any agreements in connection therewith, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.